Exhibit 99.3

January 6, 2014

Presentation Script

The following script should be read in conjunction with the accompanying slide presentation, which contains, among other information, source data for certain information set forth in the script.

Thank you for joining us today. We’re very pleased to have announced our agreement to buy Pacer International (NASDAQ: PACR) in a cash and stock transaction with a market value of $335 million and an enterprise value of $296 million. We expect this transaction to be significantly and immediately accretive to our earnings and accelerate our growth company-wide. The acquisition will double our annual revenue run rate to approximately $2 billion upon closing.

We’ll start with a succinct description of our company, and then we’ll talk about what makes Pacer and the broader intermodal market so attractive.

We took control of XPO Logistics in September of 2011, with the objective of building a world-class transportation logistics company under the new XPO Logistics brand. Today, we’re one of the fastest-growing logistics companies in North America, with a freight brokerage division that we’ve taken from a single location to the fourth largest brokerage firm in two years. We’re also the largest provider of last-mile logistics, and the largest manager of expedited shipments, with growing positions in managed transportation, freight forwarding and less-than-truckload brokerage. Soon, the acquisition of Pacer will make us a major player in intermodal services as well.

We’re bullish about the Pacer acquisition for a lot of reasons, but four in particular:

1.	The intermodal sector is one of the fastest-growing areas of transportation logistics;

2.	Pacer is the third largest provider of intermodal services in North America;

3.	Pacer is the largest provider of intermodal services in the cross-border Mexico marketplace, which is exhibiting strong growth trends; and

4.	The combination will create company-wide cross-selling opportunities in every area of XPO service.

First, the market opportunity. Intermodal is a dynamic, $15 billion sector that has been growing at three to five times GDP. Many shippers are discovering that they can use intermodal to lower their transportation costs by up to 15 to 20 percent for freight that travels at least 600 miles or so – in part because intermodal is roughly three times more fuel-efficient for long haul.

Second, Pacer is the third largest provider of intermodal services in North America. Pacer facilitates about 10 percent of all domestic intermodal freight movements. The acquisition will make XPO a major player in intermodal, with immediate scale and technology, and deep relationships with customers and carriers.

Third, Pacer is the largest provider of intermodal services across the U.S.-Mexico border. Cross-border Mexico is a high-growth sector of intermodal, driven by a shift to near-shoring by manufacturers. Mexico offers a competitively priced labor force and greater speed-to-market than overseas locales such as China – and compared to truckload, rail can offer a more cost-effective way to move freight cross- border. In addition, the Mexican government and railroads have made significant investments in the country’s transportation infrastructure. It’s estimated that approximately 2.8 million trucks move cross-border each year, so there’s a large potential universe for conversion to rail.

The fourth reason we’re excited about Pacer is that we see significant potential synergies. The combination will increase XPO’s sales and service network to approximately 3,200 employees at 124 locations. The merging of our service offerings and sales forces represents a huge opportunity for us. Many of our customers are already asking for intermodal services. Once the deal closes, we’ll market intermodal to thousands of small and mid-sized shippers in our XPO customer base.

We’ll also be able to market our services to Pacer’s customers on the intermodal side. Many intermodal shippers have needs for the services we offer at XPO: expedite, truckload, LTL, managed transportation, last-mile and freight forwarding. This puts us in a strong position to leverage an important industry trend: many customers, particularly large shippers, want to winnow down their relationships to fewer, larger 3PLs with deep capacity across a range of services.

The Pacer transaction should close in the second quarter, subject to satisfaction of customary closing conditions and Pacer shareholder approval. XPO has obtained a commitment from Credit Suisse AG for up to $325 million in senior secured term loan facilities to fund the transaction and general corporate purposes, including potential future acquisitions.

The purchase price is $9.00 a share. As of January 3, 2014, the consideration represents a premium of approximately 8% to the closing price of Pacer common stock on January 3, 2014, and 22 percent compared to the average closing price over the last 90 trading days.

Each share of Pacer common stock will be converted into $6.00 in cash and a number of shares of XPO Logistics common stock equal to $3.00, with such number based on the volume weighted average closing price of XPO Logistics common stock for the 10 trading days prior to closing (provided that this volume weighted average price is no less than $23.12 per share and no greater than $32.94 per share). If the volume weighted average price of XPO common stock during this period is above $32.94 per share, the stock portion of the consideration will be fixed at 0.0911 shares of XPO Logistics common stock for each share of Pacer, and if it is below $23.12 per share, the stock portion of the consideration will be fixed at 0.1298 shares of XPO Logistics common stock for each share of Pacer.

The value of the transaction represents an aggregate consideration of approximately 11.3 times Pacer’s 2013 consensus EBITDA of $26.1 million, and 9.1 times 2014 consensus EBITDA of $32.6 million.

We’re very pleased that Dan Avramovich, Pacer’s CEO and a 36-year industry veteran, has agreed to continue to lead the operations for XPO. He’ll be joined by substantially all of Pacer’s executives. Dan will serve as chief executive officer of a newly created XPO unit, which will retain its Dublin, Ohio, operations center.

Pacer will be our eleventh acquisition in two years. Once we close the transaction, we expect to be facilitating more than 22,000 freight movements a day for approximately 12,000 customers. And we see numerous opportunities to leverage the best practices of both organizations to create best-in-class recruitment, training, IT, marketing, sales, service and carrier procurement programs.

In summary, our proposed acquisition of Pacer is strongly aligned with our strategy to build XPO into a world-class, multi-billion dollar transportation logistics company. Pacer is one of the few large players in one of the fastest growing areas of our industry. We can scale up the business by cross-selling intermodal services to our customers, and we can offer our full range of services to Pacer’s customer base. The combination will enhance our value proposition to shippers and position XPO as a leading logistics provider of choice.

Those are the highlights of the proposed Pacer transaction, and the potential upside it represents. Now we’d like to tell you more about XPO, and the ways in which we’re driving our growth through the precise execution of a clearly defined strategy.

Our strategy has three parts: Part one is to significantly scale up and optimize our existing operations. That means we’re increasing the revenue of our current network of 94 locations in the U.S. and Canada. Part two is acquisitions – we’ll continue to acquire attractive companies that are highly scalable. And part three is cold-starts – we’ll continue to open greenfield locations in North America, and base them where we can recruit strong leaders and a large number of qualified salespeople.

It’s been a busy couple of years. We completed 10 acquisitions, including three acquisitions in the last six months: last-mile leaders 3PD and Optima, and managed transportation provider NLM. 3PD, Optima and NLM hold leadership positions in some of the fastest-growing areas of transportation logistics.

We opened 23 cold-starts. Our expedited business has approximately 400 trucks under exclusive contract. We established relationships with an additional 24,000 carriers that provide capacity, representing more than half a million trucks on the road. And we opened three major capacity management centers in Atlanta, Charlotte and Chicago.

We developed cutting-edge recruiting, training and onboarding programs. We grew our headcount from barely 200 employees in late 2011 to over 2,200 and counting. We introduced a scalable IT platform and released three major upgrades so far, with enhancements every few weeks. Our teams now facilitate over 20,000 deliveries per day on average, with an intense focus on on-time pickup and delivery. Most important, we’ve instilled a high-octane, performance-driven culture focused on delivering world-class service to customers.

We raised $543 million through common stock and convertible debt offerings. And in October of 2013, we entered into a $125 million ABL facility, with the potential to increase the borrowing capacity to up to $200 million.

So we’ve made tremendous progress building about a billion dollars of annual revenue run rate in two years – and Pacer will double that to approximately $2 billion when the transaction closes. Now let’s take a closer look at each part of our strategy.

First is scale and optimization. Currently, we have more than 9,500 customers, primarily in manufacturing, industrial, retail, commercial, life sciences, and government-related accounts, yet we currently serve less than two percent of the estimated $50 billion addressable market for freight brokerage.

Our industry is large, growing and fragmented. In the United States alone, transportation logistics is about a trillion dollars annually. Over-the-road trucking is about $350 billion, with an estimated 15% penetration rate of brokerage versus direct shipper-to-carrier cartage. Brokerage has been growing at about two to three times GDP. The industry is highly fragmented: there are more than 10,000 licensed brokers in the U.S., but only about 25 brokerage firms with more than $200 million in revenue.

One thing that’s likely to drive increased penetration is an outsourcing trend with both shippers and carriers. It makes good economic sense for shippers and carriers to utilize third party logistics services. Instead of using internal staff to find freight or capacity, shippers and carriers are increasingly using brokers. Our strategy is positioning our company to benefit from this long-term trend. We’re building XPO not just for the $50 billion that’s going through brokers right now, but for the $300 billion that’s currently going direct from shippers to carriers.

We’re working diligently to raise our profile in front of every prospective customer in this space. We’ve identified the 1,200 largest shippers in North America as strategic account targets. The next largest 5,000 shippers are our national account targets. In addition, there are hundreds of thousands of small and medium-sized customers who can use our services. Our branch network reaches out to them every day.

Last year, we launched a strategic accounts team to target opportunities with the largest shippers. This group has deep industry experience, and a long track record with large shippers. They’re very attentive to the many nuances of shipper needs. The group includes Jeff Battle, one of the key executives who led the growth of Turbo Logistics over the last two decades. Greg Ritter is also on the team – Greg was president of Knight Brokerage before he joined XPO. Before that, he was with C.H. Robinson Worldwide for 22 years.

Dennis McCaffrey and Pat Gillihan are also dedicated to strategic account development. Dennis has 20 years in the industry and most recently ran the outside sales organization for our expedited transportation group. Pat was one of three owners of Covered Logistics who built the business into a prime provider of logistics to the manufacturing, postal, and oil and gas sectors, with 4,000 carrier relationships, before we bought it in 2013.

We see huge growth potential in strategic accounts. We’re growing our carrier network with every acquisition. The one-on-one expertise of our strategic accounts team is getting a favorable response from large shippers.

Beyond strategic accounts, we’re very focused on growing our revenues through new business development and share of wallet with existing customers. We’re doing this is a very disciplined and organized manner. All of our salespeople are on salesforce.com, where we’ve assigned a single point of contact for each customer. This gives us good visibility into the progress of sales activities, and it helps us to cross-sell our services.

Less-than-truckload is another revenue stream that’s on our doorstep. We’re taking steps to tap into this $50 billion sector in a big way. Currently, less than $25 million of our company’s annual revenue comes from LTL – yet almost all of our truckload customers have LTL business. Our acquisition of Interide in May brought us a lot of LTL expertise, as well as an LTL technology platform that we’ve rolled out in all of our sales offices. Now that we’ve combined Interide’s carriers with our own network, we’re already getting better LTL rates. We’re very excited about the magnitude of the LTL opportunity.

Whether we’re providing services in brokerage, LTL, last-mile, expedite or our other offerings, our experience tells us that customers respond to one thing: results. They want on-time pickup and delivery. They want their goods to arrive safely. They’re very focused on making sure that service failures don’t happen. If a problem does occur, they want to know about it right away and they want to see a solution. We get that. If you walk into one of our branch offices, you’ll see that our people are professional, efficient and on top of things.

One of the ways we empower our employees to deliver world-class service is through our information technology. We believe that our technology is a big differentiator in our industry. We have a dedicated development team in Cambridge, Mass., that focuses solely on driving innovation and the effectiveness of our systems. We design our systems to make sure they can accommodate huge scale and complex automation. They create the discipline that helps us manage rapid growth.

In 2012, we put a scalable IT platform in place across the company, with sales, service, carrier and track-and-trace capabilities. We followed that up with new pricing tools, load-covering capabilities, and the introduction of our proprietary freight optimizer software. We’ve put out another major release this year that includes a carrier rating engine and LTL upgrades, and we’ve enhanced the functionality of our customer and carrier portals.

Our IT team has created algorithms that provide actionable pricing information and carrier analyses. As we acquire lane and pricing histories from the companies we purchase, that information gets added to our database and can be used by our salespeople. For example, we can pull in real-time market data to highlight demand and availability in specific lanes and regions. This gives our salespeople price and capacity visibility across North America. We use detailed carrier profiling that identifies each carrier’s strengths, equipment, preferred lanes and performance metrics. And we have similar profiling for our customers, that pinpoints both operational and load requirements. We also have the ability to manage our customers’ specific routing guides and tariffs, which makes us a true partner to larger accounts.

That’s an overview of part one of our strategy: scale and optimization. Part two is acquisitions. When we look at a potential acquisition, it’s more than just a financial transaction. We ask ourselves, what special value does this company bring to the table? How does it fit into XPO? Is this an operation that we can grow to many times its current size? Will the employees be exceptional additions to our organization? And most important, is it a service that our customers need and want?

A key part of our strategy is to provide services in the fastest-growing sectors of transportation logistics. We’re positioning XPO to capitalize on an important trend in transportation logistics: many shippers are choosing to consolidate 3PL services with fewer and larger providers who have deep capacity and a broad range of services.

Recently, we acquired NLM, the leader in web-managed expedite logistics, which gave us a strong foothold in managed transportation. We now manage more expedite shipments than any other 3PL in North America. Our company’s roots are in expedited transportation, which requires picking up and delivering freight very quickly, with a goal of zero service failures. Our expedite business dates back more than 20 years – so a do-or-die mindset of meeting customer needs is embedded in our DNA.

We’re also the leader in heavy goods, last-mile, where shippers depend on us to represent their brand during “white glove” deliveries inside a customer’s home, often with family members present. Less-than-stellar service is simply not an option. Our acquisitions of 3PD and Optima Service Solutions have made us the largest player in this space. Whether it’s truckload, LTL, expedite, last-mile or freight forwarding, we see an opportunity to differentiate XPO by providing truly phenomenal customer service. We take this very seriously.

We’ve looked at over 1,000 companies in the last couple of years, and we’ve refined that list to the 100 most attractive prospects. Our acquisition team is constantly in dialogue with these targets. Many of the companies we’re talking to are eager to join XPO. They like our energy – they know we’re going places. For our part, we’re being very disciplined about seeking out strategically sound acquisitions that align with our core competencies.

We design each acquisition to be a win-win. Our acquired operations can sell the services of our other divisions, and we gain more carriers, customers and expertise that we can use company-wide. For example, we’ve added capabilities in LTL, last-mile, refrigerated and expedited air charter to our range of services. Our acquisitions of Turbo, Kelron, Covered Logistics and 3PD increased our penetration with Fortune 500 companies. The added locations give us more real-time visibility into the ebb and flow of pricing in various lanes. As a result of these synergies, our salespeople can cover loads more effectively.

This brings us to the third part of our strategy, and an important one: cold-starts. As we mentioned earlier, we’ve opened 23 cold-starts to date. Eleven of those were freight brokerage, and they’re ramping up nicely. Two just opened in December. The other nine have only been open a little over a year on average, and they already have a combined annual revenue run rate of more than $140 million. We intend to grow all of our freight brokerage branches, including those that have the potential to be mega-branches. We also opened 11 cold-starts in freight forwarding and one in expedite.

Cold-starts of any size can generate extremely high returns on invested capital, because the amount of start-up capital is relatively slim: generally a million dollars or less. And there’s a large component of variable-based incentive compensation.

Each of our freight brokerage cold-starts is led by a highly experienced branch president. We locate these branches in prime areas for recruitment. Talent is the most important factor for cold-starts – both leadership and sales talent. It was the most important factor in locating our two most recent brokerage cold-starts in Houston and Richmond. We’re immersed in hiring talent in both cities right now. In addition, we’ve received approval for up to $1.9 million in state and local tax incentives to develop a large brokerage facility in Louisville, Kentucky.

That’s our business plan. Now it comes down to operational excellence: execution and management. So let’s spend a few minutes on our senior management team.

Our CEO, Brad Jacobs, started four highly successful companies from scratch prior to XPO Logistics, and built each of those companies into a billion or multi-billion dollar enterprise. Brad and the management teams he led created dramatic shareholder value. In the process, they completed nearly 500 acquisitions and opened 250 cold-starts.

The two most recent companies Brad led were United Waste Systems, which he built into the fifth largest solid waste management company in North America, and United Rentals, which he grew to be the largest construction equipment rental company in the world. From 1992, when Brad took United Waste public, to 1997, when he sold it for $2.5 billion to Waste Management, the earnings compounded at about 55% CAGR and the stock price outperformed the S&P 500 by 5.6 times. At United Rentals, over the 10 years he led the company, United Rentals stock outperformed the Index by 2.2 times.

Brad spent the better part of his first year with XPO assembling a team whose collective skill set is the perfect fit for our company’s ambitious growth strategy. For a competitor to successfully copy our business plan, it would need the deep bench of talent that we have – not just at the senior executive level, but in every key position. Here are just a few examples of our talent:

John Hardig, our chief financial officer, has been a significant presence in the transportation industry for nearly two decades. Before joining XPO, John was a managing director in the Transportation & Logistics group at Stifel Nicolaus Weisel, and an investment banker in the Transportation and Telecom groups at Alex. Brown and Sons. John has advised transportation and logistics companies on more than 60 M&A and capital market transactions. He lead-managed IPOs for C.H. Robinson and Hub Group, and he was an underwriter on equity offerings for Forward Air, Heartland Express and Knight Transportation.

Scott Malat is our chief strategy officer. He’s involved in all aspects of our company that require strategic thinking, including sales and marketing, operational benchmarking and equity market relationships. Scott knows our industry inside and out. He was the senior equity research analyst covering the air, rail, trucking and shipping sectors at Goldman Sachs prior to joining XPO. Earlier, he was an equity research analyst with UBS, and a strategy manager with JPMorgan Chase.

Mario Harik is our CIO. He was previously the CIO at Oakleaf Waste Management, a logistics provider that was sold in 2011. Mario has been tapped over the years by Fortune 100 companies for his expertise in building comprehensive IT organizations and proprietary platforms, similar to what we’re doing here at XPO. He’s put together a superstar team that is using technology in innovative ways that tie directly to customer service. They’ve accomplished a huge amount in a short period of time.

Gordon Devens is our general counsel. Gordon is more than just a talented corporate lawyer. After working at Skadden, Arps, he spent 15 years with AutoNation, where he was associate general counsel, and later led AutoNation’s deal team. Gordon has completed over 250 M&A transactions during his career, and he brings that experience to XPO’s growth strategy.

Troy Cooper is our senior vice president of operations. Before XPO, he was responsible for integrating hundreds of acquisitions for high-growth companies in three different industries – including United Rentals and United Waste. United Rentals had the twenty-fourth largest private equipment fleet in the United States, and United Waste had the fifth largest truck fleet for solid waste collection. In addition to his strong financial skills, Troy brings disciplined oversight to our operations.

On the carrier side, Lou Amo is our vice president of carrier procurement and operations. Lou has 16 years’ experience working on both the shipper side and the carrier side in senior positions with companies like Electrolux, Union Pacific and Odyssey Logistics. Lou’s team specializes in building relationships with small and medium-sized carriers, mostly with fewer than 50 trucks. We treat our carriers respectfully and professionally, we give them miles at fair rates, and we earn their trust. In return, they work hard to make sure we fulfill our commitment to our customers: to pick up and deliver each shipment on time.

Marie Fields is our director of training. She has 16 years of industry experience, including 12 years with C.H. Robinson, where she managed training and on-boarding of new hires, systems training and sales development. Marie also worked for American Backhaulers as a dispatcher and a carrier sales rep. Her team has developed a proprietary training program that encompasses classroom instruction, structured simulation, on-the-job training, an e-learning curriculum, continuing education, mentoring and direct coaching by our branch presidents.

Taken in its entirety, our organization is unique in the industry because it includes top talent from virtually every other major 3PL in North America. Not only do we have deep bench strength, we have a rich diversity of industry experience. We’ve assembled some of the most energetic thinkers in logistics.

Moving on to the financial picture: we’ve more than quadrupled the size of the business in less than two years. We reported $177 million of revenue for 2011. We were on an annual revenue run rate of $500 million early in 2013. And 12 months later we’ve grown that run rate to about $1 billion. That’s before the addition of Pacer.

For the third quarter of 2013, we reported 42% year-over-year organic growth company-wide, including freight brokerage organic growth of 146%. Our total revenue was up over 173% year-over-year in the quarter, freight brokerage up over 374%, expedited was up almost 6%, and freight forwarding was up over 10%. In addition, we achieved significant improvements in gross margin percentage in every one of our divisions.

Finally, it’s worth noting that XPO management owns over 40% of the company’s shares, based on the SEC beneficial ownership rules. Our interests are entirely aligned with our public shareholders to create substantial long-term value.

So to sum it up – we’re on track or ahead of plan with our strategy to build XPO into a multi-billion dollar company with strong fundamentals for value creation. Our acquisition of Pacer will be transformational for XPO. Our industry is large, growing, fragmented, and still in an early stage of consolidation. We have a robust pipeline of acquisition targets. We’ve been delivering exceptionally strong organic growth, including through cold-starts. We have a well-defined process for scaling up our operations. We’re thriving in a passionate culture of world-class customer service. And we have an unusually talented management team intently focused on our goals. When we look ahead, we see a lot of room to grow the business. We’re excited about the future of XPO!

Thank you for your interest.

Additional Information

In connection with the merger, XPO will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of Pacer and a Prospectus of XPO, as well as other relevant documents concerning the proposed transaction. XPO AND PACER SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT / PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, PACER AND XPO. Investors

and shareholders may obtain copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. Investors and shareholders may also obtain, free of charge, copies of these documents filed with the SEC by XPO through the investor relations page on XPO’s corporate website at www.xpocorporate.com or by contacting XPO Logistics, Inc. at Five Greenwich Office Park, Greenwich, CT 06831, Attention: Investor Relations. In addition, investors and shareholders may also obtain, free of charge, copies of these documents filed with the SEC by Pacer through the investor relations page on Pacer’s corporate website at www.pacer.com or by contacting Pacer International, Inc. at 6805 Perimeter Drive Dublin, OH 43016, Attention: Investor Relations.

Participants in Solicitation

XPO, Pacer and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from Pacer shareholders with respect to the proposed merger. Information about XPO’s executive officers and directors is available in XPO’s proxy statement on Schedule 14A for its 2013 annual meeting of shareholders, filed with the SEC on April 27, 2013. Information about (1) Pacer’s executive officers and directors is set forth in Pacer’s Annual Report on Form 10-K filed with the SEC on February 8, 2013 and (2) their ownership of the Pacer shares is set forth in Pacer’s proxy statement on Schedule 14A filed with the SEC on March 13, 2013. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of XPO, Pacer and their respective executive officers and directors in the proposed merger by reading the Proxy Statement/Prospectus regarding the merger when it becomes available. Copies of these documents may be obtained, free of charge, as described above. This document shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by XPO and Pacer in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors XPO and Pacer believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in XPO’s and Pacer’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the acquisition of Pacer, including the expected impact on XPO’s results of operations; the ability to obtain the requisite regulatory approvals, Pacer shareholder approval and the satisfaction of other conditions to consummation of the transaction; the ability to realize anticipated synergies and cost savings; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including retention of Pacer’s management team; litigation, including litigation related to misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s and Pacer’s networks of third-party transportation providers; the ability to retain XPO’s and Pacer’s largest customers; XPO’s ability to successfully integrate Pacer and other acquired businesses; and governmental regulation. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO, Pacer or their respective businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and neither XPO nor Pacer undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.